Exhibit 99.1

MSC Industrial Supply Co. Tel.800.645.7270 Fax.800.255.5067 www.mscdirect.com

MSC REPORTS FISCAL 2015 THIRD QUARTER RESULTS AND PROVIDES FISCAL FOURTH QUARTER GUIDANCE

- Net Sales of $745.5  Million; GAAP and Adjusted Diluted EPS of $1.03-

- Fiscal Q4 Guidance for GAAP and Adjusted Diluted EPS between $0.93 and $0.97 -

MELVILLE, NY and DAVIDSON, NC, July 7, 2015 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), “MSC” or the “Company,” a premier distributor of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout North America, today reported results for its fiscal third quarter ended May 30, 2015.

Net sales for the fiscal third quarter 2015 were $745.5 million compared to net sales of $720.5 million in the same quarter a year ago, an increase of 3.5% on an average daily sales basis. Adjusted operating income for the fiscal third quarter 2015 was $104.5 million, or 14.0% of net sales, compared to $107.3 million, or 14.9% of net sales, in the same quarter a year ago. GAAP operating income for the fiscal third quarter 2015 was $104.2 million, or 14.0% of net sales, compared to $104.9 million, or 14.6% of net sales, in the same quarter a year ago.

Excluding the after-tax effects of non-recurring costs, adjusted net income for the fiscal third quarter 2015 was $63.5 million, or $1.03 per diluted share, compared to $66.2 million, or $1.06 per diluted share, in the same quarter a year ago. GAAP net income for the fiscal third quarter 2015 was $63.3 million, or $1.03 per diluted share, compared to $64.7 million, or $1.03 per diluted share, in the same quarter a year ago.

Erik Gershwind, President and Chief Executive Officer, stated, “Our organic growth for the third quarter was in-line with our guidance and reflected the continued impact of the soft pricing environment and the lingering effects of the rapid change in oil prices, softening export demand, and foreign exchange headwinds, all of which continue to drag on broader manufacturing activity. We did, however, see growth well above the market driven by continued traction from our share gain programs as customers increasingly leverage our supply chain solutions.”

Jeff Kaczka, Executive Vice President and Chief Financial Officer, commented, “Despite the challenging demand environment, we achieved earnings per share well above our guidance range. A key driver was the prompt actions that we took to manage our operating expenses. We achieved operating expenses as a percent of sales at the same level as the year ago quarter, even though sales growth was only low single-digits and we increased our investment spending. The second driver was another quarter of gross margin stabilization, which reflected our successful countermeasure efforts, offset by the gross margin headwinds from large account growth and the soft pricing environment.”

Mr. Gershwind concluded, “We remain focused on our growth initiatives and growing above the market, executing on our gross margin stabilization countermeasures and managing expenses carefully, all factors under our control. Longer-term, the industry fundamentals remain favorable. Between the large and fragmented MRO marketplace where large customers are consolidating their spend, the positive impact that lower energy prices will have on U.S. manufacturing, and our actions to strategically grow our business in value-added, high-retention market segments, I have great confidence that we are well positioned.”

Outlook

MSC expects net sales for fiscal fourth quarter 2015 to be between $735 million and $747 million. At the midpoint, average daily sales growth is expected to be 2.0%. The Company expects GAAP and adjusted diluted earnings per share for the fiscal fourth quarter 2015 to be between $0.93 and $0.97.

An explanation and reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures are included in the attached tables.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 THIRD QUARTER RESULTS	Page - 2-

Conference Call Information

MSC will host a conference call today at 8:30 a.m. Eastern Time to review the Company’s fiscal third quarter 2015 results. The call, accompanying slides and other operational statistics may be accessed on MSC’s website located at: http://investor.mscdirect.com. A replay of the conference call will be available on the Company’s website until Friday, August 7, 2015.

Alternatively, the conference call can be accessed by dialing 1-888-317-6003 (U.S.) or 1-412-317-6061 (international). A replay will be available within one hour of the conclusion of the call and will remain available until Friday, August 7, 2015. The replay is accessible by dialing 1-877-344-7529 (U.S.) or 1-412-317-0088 (international) and entering passcode 10067016.

The Company’s reporting date for fiscal fourth quarter 2015 results will be October 27, 2015.

Contact Information

Investors:	Media:
John G. Chironna	Paul Mason
VP Investor Relations & Treasurer	Director, Corporate Communications
MSC Industrial Supply Co.	MSC Industrial Supply Co.
(704) 987-5231	(704) 987-5313

About MSC Industrial Supply Co. MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of metalworking and maintenance, repair, and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with more than 1 million products, inventory management and other supply chain solutions, and deep expertise from more than 70 years of working with customers across industries.

Our experienced team of over 6,500 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow.

# # #

Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, expected benefits from our investment and strategic plans, and expected future margins, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: problems with successfully integrating acquired operations, unanticipated delays or costs associated with expanding our customer fulfillment centers, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, the loss of key suppliers or supply chain disruptions, competition, general economic conditions in the markets in which we operate, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on our information systems and the risk of business disruptions arising from changes to our information systems, disruptions due to computer system or network failures, computer viruses, physical or electronics break-ins and cyber-attacks, dependence on key personnel, goodwill and intangible assets recorded as a result of our acquisitions could be impaired, disclosing our use of "conflict minerals" in certain of the products we distribute could raise reputational and other risks, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 THIRD QUARTER RESULTS	Page - 3-

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	May 30,	August 30,
	2015	2014
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$24,863	$47,154
Accounts receivable, net of allowance for doubtful accounts	406,224	382,784
Inventories	510,783	449,814
Prepaid expenses and other current assets	39,370	40,410
Deferred income taxes	41,253	41,253
Total current assets	1,022,493	961,415
Property, plant and equipment, net	289,074	294,348
Goodwill	625,258	629,335
Identifiable intangibles, net	124,431	138,314
Other assets	31,983	37,335
Total assets	$2,093,239	$2,060,747

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Revolving credit note	$213,000	$70,000
Current maturities of long-term debt	26,158	26,829
Accounts payable	114,380	116,283
Accrued liabilities	103,350	96,052
Total current liabilities	456,888	309,164
Long-term debt, net of current maturities	221,112	240,235
Deferred income taxes and tax uncertainties	112,697	112,785
Total liabilities	790,697	662,184
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	-	-
Class A common stock	56	56
Class B common stock	13	13
Additional paid-in capital	599,626	573,730
Retained earnings	1,198,070	1,286,068
Accumulated other comprehensive loss	(14,392)	(5,054)
Class A treasury stock, at cost	(480,831)	(456,250)
Total shareholders’ equity	1,302,542	1,398,563
Total liabilities and shareholders’ equity	$2,093,239	$2,060,747

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 THIRD QUARTER RESULTS	Page - 4-

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	May 30,	May 31,	May 30,	May 31,
	2015	2014	2015	2014
Net sales	$745,483	$720,476	$2,182,974	$2,060,499
Cost of goods sold	407,066	387,082	1,193,534	1,105,429
Gross profit	338,417	333,394	989,440	955,070
Operating expenses	234,173	228,508	705,351	671,712
Income from operations	104,244	104,886	284,089	283,358
Other (expense) income:
Interest expense	(1,807)	(827)	(4,786)	(2,641)
Interest income	166	5	606	14
Other income (expense), net	10	101	(370)	(377)
Total other expense	(1,631)	(721)	(4,550)	(3,004)
Income before provision for income taxes	102,613	104,165	279,539	280,354
Provision for income taxes	39,271	39,469	107,253	107,100
Net income	$63,342	$64,696	$172,286	$173,254
Per Share Information:
Net income per common share:
Basic	$1.03	$1.04	$2.79	$2.77
Diluted	$1.03	$1.03	$2.78	$2.76
Weighted average shares used in computing net income per common share:
Basic	61,287	61,896	61,294	62,137
Diluted	61,424	62,212	61,510	62,447
Cash dividend declared per common share	$0.40	$0.33	$4.20	$0.99

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 THIRD QUARTER RESULTS	Page - 5-

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	May 30,	May 31,	May 30,	May 31,
	2015	2014	2015	2014
Net income, as reported	$63,342	$64,696	$172,286	$173,254
Foreign currency translation adjustments	59	1,515	(9,338)	(319)
Comprehensive income	$63,401	$66,211	$162,948	$172,935

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 THIRD QUARTER RESULTS	Page - 6-

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirty-Nine Weeks Ended
	May 30,	May 31,
	2015	2014
Cash Flows from Operating Activities:
Net income	$172,286	$173,254
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,095	48,354
Stock-based compensation	11,299	13,020
Loss on disposal of property, plant, and equipment	665	1,250
Provision for doubtful accounts	4,305	3,163
Deferred income taxes and tax uncertainties	(88)	-
Excess tax benefits from stock-based compensation	(3,770)	(4,741)
Changes in operating assets and liabilities:
Accounts receivable	(29,547)	(26,628)
Inventories	(62,832)	(9,826)
Prepaid expenses and other current assets	967	(4,878)
Other assets	3,356	1,884
Accounts payable and accrued liabilities	14,237	31,776
Total adjustments	(9,313)	53,374
Net cash provided by operating activities	162,973	226,628

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(38,176)	(55,882)
Investment in available for sale securities	-	(25,011)
Cash used in business acquisition, net of cash received	-	1,434
Net cash used in investing activities	(38,176)	(79,459)

Cash Flows from Financing Activities:
Purchases of treasury stock	(26,411)	(115,606)
Payments of regular cash dividends	(74,143)	(62,010)
Payments of special cash dividend	(185,403)	-
Payments on capital lease and financing obligations	(1,574)	(1,545)
Excess tax benefits from stock-based compensation	3,770	4,741
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	3,271	2,922
Proceeds from exercise of Class A common stock options	8,848	17,565
Borrowings under financing obligations	530	480
Borrowings under Credit Facility	306,000	50,000
Payments of notes payable and revolving credit note under the Credit Facility	(181,750)	(54,375)
Net cash used in financing activities	(146,862)	(157,828)

Effect of foreign exchange rate changes on cash and cash equivalents	(226)	141
Net decrease in cash and cash equivalents	(22,291)	(10,518)
Cash and cash equivalents – beginning of period	47,154	55,876
Cash and cash equivalents – end of period	$24,863	$45,358

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$88,553	$91,446
Cash paid for interest	$4,190	$2,369

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 THIRD QUARTER RESULTS	Page - 7-

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures, including adjusted operating income, adjusted net income, and adjusted net income per diluted share. The adjusted supplemental measures exclude non-recurring costs associated with the Class C Solutions Group (“CCSG”) acquisition, the co-location of our corporate headquarters in Davidson, North Carolina, and executive transition and separation costs, and related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MSC's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude these non-recurring costs to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such costs are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, we use certain non-GAAP financial measures as performance metrics for management incentive programs. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	The ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	The ability to better identify trends in the Company’s underlying business and perform related trend analyses; and

•	A better understanding of how management plans and measures the Company’s underlying business.

The following tables reconcile GAAP operating income, GAAP net income and GAAP net income per diluted share (“EPS”) to non-GAAP adjusted operating income, adjusted net income, and adjusted net income per diluted share:

	Thirteen Weeks Ended
	May 30, 2015
	(dollars in thousands)	Margin
GAAP Operating income	$104,244	14.0%
Non-recurring costs	237
Adjusted Operating income	$104,481	14.0%

	Thirteen Weeks Ended
	May 31, 2014
	(dollars in thousands)	Margin
GAAP Operating income	$104,886	14.6%
Non-recurring costs	2,426
Adjusted Operating income	$107,312	14.9%

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 THIRD QUARTER RESULTS	Page - 8-

	Thirteen Weeks Ended	Thirteen Weeks Ended
	May 30, 2015	May 31, 2014
	(dollars in thousands)
Net sales	$745,483	$720,476
Cost of goods sold	407,066	387,082
Gross profit	338,417	333,394
Operating Expenses	234,173	228,508
Income from Operations	104,244	104,886
Non-recurring costs	237	2,426
Adjusted Operating income	$104,481	$107,312

	Thirteen Weeks Ended
	May 30, 2015
(dollars in thousands, except per share amounts)	$(after tax)	Diluted EPS
GAAP net income	$63,342	$1.03
Non-recurring costs*	146	-
Adjusted net income	$63,488	$1.03

* On a pre-tax basis includes approximately $237 of non-recurring executive transition costs related to the planned retirement of the Company's Chief Financial Officer. The non-recurring costs were calculated using an effective tax rate of 38.3%.

	Thirteen Weeks Ended
	May 31, 2014
(dollars in thousands, except per share amounts)	$(after tax)	Diluted EPS **
GAAP net income	$64,696	$1.03
Non-recurring costs*	1,507	0.02
Adjusted net income	$66,203	$1.06

* On a pre-tax basis includes approximately $127 of non-recurring relocation costs associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina and approximately $2,299 of non-recurring integration costs associated with the CCSG acquisition. The non-recurring costs were calculated using an effective tax rate of 37.9%.

** Individual amounts of earnings per share may not agree to the total due to rounding